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                                                                     EXHIBIT 4.2

                             STOCK OPTION AGREEMENT
                                (PREMIER OPTION)


     THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into this
                                       ---------
_____ day of ____________, 1997 (the "Effective Date") by and between
                                      --------------
__________________________________________ ("Optionee") and PREMIER LASER
                                             --------
SYSTEMS, INC., a California corporation (the "Company").
                                              -------


                                R E C I T A L S
                                ---------------

     A. The Company, Premier Acquisition of Delaware, Inc. ("PAI"), and EyeSys Technologies, Inc. ("EyeSys") have entered into that certain Agreement and Plan
                     ------
of Merger dated April 24, 1997 (the "Merger Agreement").  Pursuant to the Merger
                                     ----------------
Agreement, PAI will merge into EyeSys, with EyeSys surviving as a wholly-owned subsidiary of the Company (the "Merger").
                                ------

     B. As a term and condition of the Merger Agreement and pursuant to an Exchange Agreement between the Company and Optionee, the parties have entered into this Agreement.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties agree as follows:


1.   Grant to Optionee.
     -----------------

     The Company hereby grants to Optionee, subject to the terms and conditions set forth herein, an option (the "Option") to purchase from the Company all or
                                  ------
any part of an aggregate of ____________________ (_______) shares (the "Shares")
                                                                        ------
of the Company's Class A Common Stock ("Common Stock"), subject to adjustment as
                                        ------------
provided herein.


2.   Exercise Price.
     --------------

     The price to be paid for Common Stock upon exercise of the Option or any part thereof shall be $___ per share (the "Exercise Price"), subject to
                                           --------------
adjustment as provided herein.


3.   Exercise.
     --------

     Optionee may exercise this Option in whole at any time or in part from time to time, on any business day, after ____________, 1998 (twelve months following the closing of the Merger) and prior to the time this Option terminates as provided in Section 6 below, by delivery at the principal office of the Company,
            ---------
of:
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     (a)  this Option,

     (b) the Exercise Form attached to this Option duly executed and specifying the number of shares of Common Stock to be purchased hereunder, and

     (c) payment of the sum (the "Purchase Price") obtained by multiplying (x)
                                  --------------
the number of shares of Common Stock to be purchased by (y) the Exercise Price. Payment of the Purchase Price may be made in cash or by certified or official bank check payable to the order of the Company.

     Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, cause its transfer agent to deliver to Optionee a certificate or certificates for the aggregate number of the Shares issuable upon such exercise. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to Optionee a new Option evidencing the rights of Optionee to purchase the remaining shares of Common Stock called for by this Option, pursuant to the same terms and conditions and with the same restrictions specified herein, and which new Option shall be of like tenor to this Option.


4.   Fractional Shares.
     -----------------

     No fractional shares shall be purchased upon the exercise of the Option. The number of Shares to be purchased shall be rounded to the nearest whole share.


5.   Adjustments.
     -----------

     (a) Stock Splits and Combinations.  If the Company at any time or from time
         -----------------------------
to time after the Effective Date effects a subdivision of the outstanding Common Stock pursuant to a stock split or similar event, the Exercise Price of the Option shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Effective Date combines the outstanding shares of Common Stock into a smaller number of shares in a reverse stock split or similar event, the Exercise Price of the Option shall be proportionately increased. Upon the adjustment of the Exercise Price pursuant to the foregoing provisions, the number of shares of Common Stock subject to the exercise of the Option shall be adjusted to the nearest full share by multiplying the Shares subject to the Option by a fraction, the numerator of which is the Exercise Price immediately prior to such adjustment and the denominator of which is the Exercise Price immediately after such adjustment. Any adjustment under this subsection (a) shall be effective at the close of business on the date the subdivision or combination becomes effective.

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     (b) Certain Dividends and Distributions.  If the Company at any time or
         -----------------------------------
from time to time after the Effective Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock subject to the Option shall be increased and the Exercise Price then in effect shall be decreased as of the date of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by:

             (i) multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

             (ii) multiplying the number of shares of Common Stock subject to the Option by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date.

     If, however, such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Common Stock subject to the Option and the Exercise Price thereof shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this subsection (b) as of the time of actual payment of such dividends or distributions.

     (c) Other Adjustments. In the event the Company at any time or from time to
         -----------------
time after the Effective Date:

             (i) makes a dividend or other distribution payable in securities of the Company other than shares of Common Stock, or

             (ii) changes any Common Stock into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), or
                                              ---------

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          (iii)  effects a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or merger or
                                                       ---------
     consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person,

then, in each such event, any and all new, substituted or additional securities to which Optionee is entitled by reason of his ownership of the Shares shall be immediately subject to the Option and be included in the word "Shares" for all
                                                               ------
purposes hereunder with the same force and effect as the Shares from time to time subject hereto. After each such event, the Exercise Price per share shall be proportionately adjusted so that the aggregate Exercise Price upon exercise of the Option shall remain the same as before such event.


6.   Expiration Date.
     ---------------

     The Option shall terminate in any event on ___________, 2000 (three years after the closing of the Merger).


7.   Nontransferable.
     ---------------

     This Option shall be exercisable during Optionee's lifetime only by Optionee or Optionee's guardian or legal representative and shall be nontransferable, except that Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution.


8.   No Rights as Shareholder.
     ------------------------

     The holder of this Option shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such holder shall have exercised the Option and paid the Purchase Price.


9.   Notices.
     -------

     Any notice or other communication required or permitted to be given to the parties hereto shall be in writing and hand delivered or sent by certified or registered mail, return receipt requested, first class postage prepaid, to the respective addresses of the parties set forth on the signature page hereof, or to such other address as a party hereto may from time to time designate in writing to the other. Any notice delivered by hand is deemed to have been given upon delivery. Any notice mailed as provided above is deemed to have been given five (5) days after the date of mailing.

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10.  Choice of Law.
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of California.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.


     "Company":                     PREMIER LASER SYSTEMS, INC.,
                                    a California corporation


                                    By:
                                       ---------------------------------
                                       Colette Cozean,
                                       Chief Executive Officer

                                    Address:
                                    -------
                                    3 Morgan
                                    Irvine, CA 92618



     "Optionee":                    ------------------------------------


                                    Address:
                                    -------
                                    ------------------------------------
                                    ------------------------------------
                                    ------------------------------------



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                                 EXERCISE FORM

                  (To be signed only upon exercise of Option)



To ______________________:

     The undersigned, being the holder of the within Option, hereby irrevocably elects to exercise the rights represented by such Option for, and to purchase thereunder, _______ shares of Class A Common Stock of Premier Laser Systems, Inc. (subject to adjustment as provided in such Option) and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to the following address:____
_______________________________________________________________________________

Dated:________________


                              _________________________________________________
                              (Signature must conform in all
                              respects to name of Optionee as
                              specified in the within Option)



* Insert here all or such portion of the number of shares specified at the beginning of the within Option with respect to which Optionee desires to exercise Optionee's purchase right, without adjustment for any other or additional stock or other securities, property or cash that may be delivered on such exercise.

                                      -6-